Exhibit 3.1

FIFTH RESTATED CERTIFICATE OF INCORPORATION

OF

NASH-FINCH COMPANY

NASH-FINCH COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

First: The name of the corporation is Nash-Finch Company.

Second: The original Certificate of lncorporation of the corporation was filed with the Secretary of State of Delaware on October 6, 1921. The first Restated Certificate of lncorporation was filed with the Secretary of State of Delaware on February'16, 1970. The second Restated Certificate of lncorporation was filed with the Secretary of State of Delaware on May 18, 1979. The third Restated Certificate of lncorporation was filed with the Secretary of State of the State of Delaware on May 16, 1985. The fourth Restated Certificate of lncorporation was filed with the Secretary of State of the State of Delaware on July 24, 2009.

Third: This Fifth Restated Certificate of lncorporation, which restates and integrates and also further amends the provisions of the corporation's certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of lncorporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I.

Name: The name of this corporation shall be the NASH-FINCH COMPANY.

ARTICLE II.

Office: Place of Business and Resident Agent: The location of its principal office in the State of Delaware is in the City of Wilmington, County of New Castle. The name of the registered agent therein and in charge thereof is the Corporation Service Company. The street number and street of said principal office and the address by street and number of said registered agent is 2711 Centerville Road, Suite 400.

ARTICLE III.

Nature and Purpose: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "preferred stock" and "common stock". The total number of shares of capital stock which the corporation shall be authorized to issue is fifty million five hundred thousand, of which five hundred thousand shall be shares of preferred stock without par value and fifty million shall be shares of common stock of the par value of $1.66 2/3 per share. No holder of any shares of preferred stock or any shares of common stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock or of securities of the corporation convertible into capital stock, of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or otherwise. Shares of preferred stock of the corporation may be ¡issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof- Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of that series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of preferred stock, the shares of common stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of common stock shall be entitled to one vote for each share held.

ARTICLE V.

Paid in Stock: Three Hundred Fifty (350) shares of the common stock of the corporation have been subscribed and paid for in cash by the original subscribers.

ARTICLE VI.

Term of Existence: The term of duration and existence of this corporation shall be perpetual.

ARTICLE VII.

Corporate Debts: The private property of the stockholders shall not be subject to the payment of corporate debts.

ARTICLE VIII.

Management: (a) The number of directors shall be not less than seven (7) nor more than twelve (12) in number, which number shall be determined by the Board of Directors from time to time. At each annual meeting of stockholders from and after the annual meeting of stockholders to be held in 2008, each director shall hold office for a term expiring at the next annual meeting of stockholders to be held in the year following the year of their election, with such director to hold office until his or her successor is elected and qualified. Directors shall hold office until the expiration of the terms for which they were elected and qualified. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. lf the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the remaining directors, though less than a quorum, at a meeting called for that purpose, may choose a successor or successors, who shall hold office until the next annual meeting of stockholders or until a successor shall be elected and shall qualify.

(b) This Article Vlll may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than three-fourths of all outstanding shares entitled to vote.

ARTICLE IX.

By-Laws: The directors shall have power to make, alter, amend and repeal by-laws for the corporation. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE X.

Meetings of Directors: The directors shall have office and may hold meetings at Minneapolis, in the State of Minnesota, and in such other states or countries as they shall decide upon.

ARTICLE XI.

Meetings of Stockholders: Special meetings of stockholders, for any purpose or purposes, may be called at any time only by the Chairman of the Board or the President or by an affirmative vote of two{thirds of the full Board of Directors at any regular or special meeting of the Board of Directors called for that purpose. No action shall be taken by the stockholders of the corporation except in an annual or special meeting of stockholders. This Article Xl may not be altered, amended or repealed in whole or in part, unless authorized by the affirmative vote of the holders of no less than three-fourths of all outstanding shares entitled to vote.

ARTICLE XII.

[Reserved].

ARTICLE XIII.

[Reserved].

ARTICLE XIV.

[Reserved].

ARTICLE XV.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article XV shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any such amendment. Any amendment to or repeal of this Article XV shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment or repeal.

lN WITNESS WHEREOF, Nash-Finch Company has caused this certificate to be signed by its Executive Vice President, General Counsel and Secretary this 18th day of May, 2011.

By:  /s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President, General Counsel and Secretary